SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 11, 2006

PHOENIX TECHNOLOGIES LTD.

(Exact name of registrant as specified in its charter)

Delaware	0-17111	04-2685985
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

915 Murphy Ranch Road, Milpitas, California	95035
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408) 570-1000

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 11, 2006, Phoenix Technologies Ltd. (the “Company”) entered into severance and change of control agreements (“Severance Agreements”) with the following executive officers (“Executives”): Albert E. Sisto, Chairman of the Board of Directors, President and Chief Executive Officer; David L. Gibbs, Senior Vice President and General Manager, Worldwide Field Operations Division; Ramesh V. Kesanupalli Senior Vice President and General Manager of the Worldwide Product Operations Division; and Scott C. Taylor, Vice President, General Counsel and Secretary. The term of each Severance Agreement is three years.

The Severance Agreement for Mr. Sisto provides that in the event of the termination of his employment by the Company for any reason other than cause, death, disability or a change of control or if Mr. Sisto terminates his employment for good reason, the Company will continue to pay him for a severance period of 24 months following such termination. The Severance Agreement for Mr. Gibbs provides that the Company will continue to pay him for an initial severance period of 12 months following such termination of his employment, and Mr. Gibbs may receive up to six months of additional severance pay if he has not been re-employed at the end of his initial severance period. This additional severance for Mr. Gibbs will cease when Mr. Gibbs is re-employed. The Severance Agreements for Mr. Kesanupalli and Mr. Taylor provide that the Company will continue to pay them for a severance period of six months following such termination of their employment.

The severance amount to be paid to each Executive will be at a monthly rate equal to the Executive’s monthly base salary then in effect. The Company will also provide each Executive with his then current medical, dental and vision benefits for a period of six months following termination except that Mr. Sisto will receive such benefits for a period of 18 months following termination. In addition, the vested portion of any stock options held by the Executive as of the termination date will remain exercisable for six months following termination.

In the event of the termination of the Executive’s employment within two months prior to or twelve months following a change of control of the Company, and such termination is (i) by the Company for any reason other than cause, death or disability or (ii) by the Executive for good reason, the Company will pay the Executive the severance and benefits described above. In addition, 50% of the Executive’s unvested stock options and restricted stock will vest immediately upon termination.

Item 1.02. Termination of a Material Definitive Agreement.

The Severance Agreements described under Item 1.01 supersede and replace the agreements listed below, which were terminated as of January 11, 2006:

•	Employment Agreement dated June 8, 1999 between the Company and Albert E. Sisto;

•	Employment Agreement dated October 1, 2001 between the Company and David L. Gibbs;

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•	Severance Agreement dated November 22, 2004 between the Company and Ramesh Kesanupalli; and

•	Severance Agreement dated January 12, 2004 between the Company and Scott C. Taylor.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

10.1	Severance and Change of Control Agreement dated January 11, 2006 between Phoenix Technologies Ltd. and Albert E. Sisto.

10.2	Severance and Change of Control Agreement dated January 11, 2006 between Phoenix Technologies Ltd. and David L. Gibbs.

10.3	Severance and Change of Control Agreement dated January 11, 2006 between Phoenix Technologies Ltd. and Ramesh Kesanupalli.

10.4	Severance and Change of Control Agreement dated January 11, 2006 between Phoenix Technologies Ltd. and Scott C. Taylor.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOENIX TECHNOLOGIES LTD.

By:	/s/ Scott C. Taylor
Scott C. Taylor Secretary

Date: January 17, 2006

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Severance and Change of Control Agreement dated January 11, 2006 between Phoenix Technologies Ltd. and Albert E. Sisto.

10.2	Severance and Change of Control Agreement dated January 11, 2006 between Phoenix Technologies Ltd. and David L. Gibbs.

10.3	Severance and Change of Control Agreement dated January 11, 2006 between Phoenix Technologies Ltd. and Ramesh Kesanupalli.

10.4	Severance and Change of Control Agreement dated January 11, 2006 between Phoenix Technologies Ltd. and Scott C. Taylor.